                                                               EXHIBIT 10.39

                          CHASE CORPORATION

                           Amendment Number 1
                                   to
           Employees' Supplemental Pension and Savings Plan

    This Amendment dated a of June 29, 2001 is the first amendment to the Chase Corporation Employees' Supplemental Pension and Savings Plan (the "Plan"). Section 2.03 of the Plan is hereby amended in its entirety to read as follows:

"2.03 "COMPENSATION" means the total compensation (including overtime, commissions and bonus) payable to an Employee by the Employer and reportable to the federal government for income tax purposes on Form W-2, or any form prescribed by the Internal Revenue Service to take its place. Compensation shall also include disability payments and such amounts as shall be contributed pursuant to the Employee's elections pursuant to Section 401(k) of the Code, and amounts treated as employer contributions pursuant to the Employee's election under section 125 of the Code."

    This Amendment shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts. It shall take effect as an instrument under seal.

    IN WITNESS WHEREOF, Chase Corporation has caused this instrument to be executed on its behalf this 29th day of June, 2001.

                                 CHASE CORPORATION

                                 By: /s/ EVERETT CHADWICK
                                    ---------------------
                                     Treasurer & CFO

Attest:

-----------------------